UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Additional Information

In connection with their solicitation of written consents, Corvex and Related have filed a definitive written consent solicitation statement with the U.S. Securities and Exchange Commission (the “SEC”) to solicit written consents from shareholders of CommonWealth REIT. Investors and security holders are urged to read the definitive written consent solicitation statement and other relevant documents when they become available, because they contain important information regarding the consent solicitation. The definitive written consent solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the written consent solicitation of CommonWealth’s shareholders: Corvex Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole and David R. Johnson. Information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive written consent solicitation statement filed with the SEC on April 10, 2013 and Supplements No. 1 and No. 2 thereto filed on April 12, 2013 and June 20, 2013, respectively.